EX. FILING FEES

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

PIMCO Dynamic Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(o)	(1)	(1)	$2,000,000,000	$153.10	$306,200
Carry Forward Securities
Carry Forward Securities	--	--	--	--					--	--	--	--
	Total Offering Amounts					$2,000,000,000		$306,200
	Total Fees Previously Paid							--
	Total Fee Offsets							$72,700.61
	Net Fee Due							$233,499.39
(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	PIMCO Dynamic Income Fund	424B5	333- 274751	9/29/2023		$72,700.61 (2)	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share		$659,715,148.28
Fee Offset Sources	PIMCO Dynamic Income Fund	424B5	333- 274751		9/29/2023						$190,476.50 (2)

(2) PIMCO Dynamic Income Fund (the “Fund”) previously registered the offer and sale of its common shares having an aggregate offering price of up to $2,000,000,000, offered by means of a Rule 424(b)(5) prospectus supplement, filed September 29, 2023 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form N-2ASR (File No. 333-274751) filed on September 28, 2023. As of the date of this prospectus supplement, common shares having an aggregate offering price of up to $659,715,148.28 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, an amount of $72,700.61 corresponding to the registration fee that was paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee due for this offering. The offering pursuant to the Prior Prospectus Supplement has terminated.